EXHIBIT 99.2

CONNECTICUT WATER SERVICE, INC. 2004 PERFORMANCE STOCK PROGRAM,

PROPOSED TO BE EFFECTIVE AS OF APRIL 23, 2004

1. Purpose

The purpose of the Connecticut Water Service, Inc. 2004 Performance Stock Program (the “Plan”) is to strengthen Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) and its Subsidiaries (as hereinafter defined), by providing an incentive to their employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the business enterprise of the Company and its Subsidiaries.

It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and non-employee directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Share Unit or Performance Cash Unit Awards (as each term is herein defined), or any combination of the foregoing. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, securities and tax laws, accounting regulations and the size and diversity of its businesses.

2. Definitions

The following definitions shall be applicable throughout the Plan.

(a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Performance Share Unit or Performance Cash Unit under the Plan.

(b) “Award Agreement” means the agreement between the Company and a Participant who has been granted an Award which defines the rights and obligations of the parties with respect to such Award.

(c) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units or Performance Cash Units has been earned.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules, regulations and interpretations under such section.

(f) “Committee” means the Compensation Committee of the Board, or, if the Board so directs, the full Board or another committee appointed by the Board to administer the Plan as described in Section 4.

(g) “Common Stock” means the common stock, without par value, of the Company.

(h) “Company” means Connecticut Water Service, Inc.

(i) “Covered Employee” means a Participant whom the Committee designates, for each Award Period or Restricted Period, as applicable, or as the recipient of an Option in order to qualify for the Section 162(m) Exemption.

(j) “Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k) “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(l) “Dividend Equivalent” shall have the meaning set forth in Section 8(c)(iii) hereof.

(m) “Effective Date” shall have the meaning set forth in Section 3 hereof.

(n) “Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Options or other Awards subject to the conditions set forth herein: (i) any director, officer or employee of the Company or a Subsidiary, (ii) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (iii) any consultant or advisor to the Company or a Subsidiary.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(q) “Holder” means a Participant who has been granted an Award, or a permitted transferee of such a Participant.

(r) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

(s) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(t) “Normal Termination” means termination of employment or service with the Company or a Subsidiary other than by reason of death or Disability.

(u) “Option” means an Award granted under Section 7 of the Plan.

(v) “Option Period” means the period described in Section 7(c) of the Plan.

(w) “Option Price” means the exercise price set for an Option described in Section 7(a) of the Plan.

(x) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(y) “Performance Goals” means the performance objectives established by the Committee under Section 8 of the Plan with respect to an Award Period or Restricted Period, with respect to Performance Share Units or Performance Cash Units or Restricted Stock, respectively, established for the purpose of determining whether, and to what extent, such Awards will be earned for an Award Period or Restricted Period.

(z) “Performance Cash Unit” means a hypothetical equivalent to a number of dollars established by the Committee and granted in connection with an Award made under Section 8 of the Plan.

(aa) “Performance Share Account” means an account established for a Participant under Section 8 of the Plan.

(bb) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 8 of the Plan.

(cc) “Plan” means the Connecticut Water Service, Inc. 2004 Performance Stock Program.

(dd) “Predecessor Plan” means the Company’s 1994 Performance Stock Program, as amended and restated as of April 26, 2002.

(ee) “Qualified Performance-Based Award” means either: (i) a Performance Cash Unit, Performance Share Unit or Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and is made subject to Performance Goals based on Qualified Performance Criteria; or (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Date of Grant.

(ff) “Qualified Performance Criteria” means one or more of the Performance Goals established by the Committee which meet the objectivity and any other requirements for the Section 162(m) Exemption.

(gg) “Restricted Period” means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan.

(hh) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

(ii) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 9 of the Plan.

(jj) “Section 162(m) Exemption” means the exemption from the limitation on deducibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(mm) “Subsidiary” means any corporation, 50% or more of whose stock having general voting power is owned by the Company, or by another Subsidiary, as herein defined, of the Company.

(nn) “Treasury Regulations” means the regulations, as amended from time to time, promulgated under the Code.

(oo) “Trust” means the grantor trust, if any, described in Section 8(c)(ii) of the Plan.

3. Effective Date, Duration and Shareholder Approval

The Plan was first adopted and made effective as of January 7, 2004 (the “Effective Date”). The validity of any and all Awards granted pursuant to the Plan shall be effective when made (unless otherwise specified by the Committee on the Date of Grant), but shall be conditioned upon, and subject to, approval of the Plan by the stockholders of the Company at a meeting duly held in accordance with the applicable laws of the state of Connecticut within twelve (12) months after the Effective Date in a manner which complies with Section 422(b)(1) of the Code and Section 162(m)(4)(C)(ii) of the Code.

The expiration date of the Plan, after which no Awards may be granted hereunder, shall be April 23, 2014; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4. Administration

The Plan shall be administered by the Committee, which shall be composed of at least two persons serving as directors of the Company, each member of which, at the time he or she takes any action with respect to an Award under the Plan, shall be a “Non-Employee Director”, as defined in Rule 16b-3 under the Exchange Act, an “independent director” under the listing standards of the Nasdaq Stock Market, Inc. and an “outside director”, as defined in Treasury Regulations Section 1.162-27(e)(3), or any successor rules or regulation of each of the foregoing. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. The Committee may also act without meeting by unanimous written consent.

Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) Select the Eligible Persons to participate in the Plan;

(b) Determine the nature and extent of the Awards to be made to each Participant;

(c) Determine the time or times when Awards will be made to Eligible Persons;

(d) Determine the duration of each Award Period and Restricted Period;

(e) Determine the conditions to which the payment of Awards may be subject;

(f) Establish and administer the Performance Goals, if any, for each Award Period and, with respect to Covered Employees, certify that Performance Goals are attained in accordance with the requirements of Treasury Regulations Section 1-162-27(e)(5);

(g) Prescribe the form of Award Agreement or other form or forms evidencing Awards; and

(h) Cause records to be established in which there shall be entered, from time to time as Awards are made to Eligible Persons, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, Performance Share Units or Performance Cash Units, and shares of Restricted Stock awarded by the Committee to each Eligible Person, and the expiration date and the duration of any applicable Award Period or Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Award Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

5. Grant of Awards; Shares Subject to the Plan

The Committee may, from time to time, grant Awards of Options, Restricted Stock, and/or Performance Share Units or Performance Cash Units to one or more Eligible Persons; provided, however, that:

(a) Subject to adjustments as provided in Section 12 hereof, the aggregate number of shares of Stock made subject to all Awards may not exceed 700,000 shares, and the aggregate number of shares of Stock subject to Awards to any single individual may not exceed 150,000. Such shares shall be in addition to all shares of Stock issued or reserved for issuance pursuant to Awards granted under the Predecessor Plan;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, Restricted Stock Award, Performance Share Unit or Performance Cash Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

(d) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate; and

(e) Notwithstanding anything to the contrary in Section 14 hereof, or any other applicable provision of the Plan, the Option Price of an outstanding Option granted under the Plan may not be decreased after the Date of Grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Price (except as otherwise provided in Section 12 hereof relating to the adjustment of Awards upon changes in capitalization of the Company).

6. Eligibility

(a) Plan Participation. Awards may be made or granted to Eligible Persons selected by the Committee whose past, present and/or potential contributions to the Company and/or one or more of its Subsidiaries have been, are or will be important to the success of the Company, to give them an opportunity to acquire a proprietary interest in the Company; provided however, that Incentive Stock Options may only be granted to any Eligible Persons selected by the Committee who are full-time, salaried employees of the Company or a Subsidiary who are, from time to time, responsible for the management and/or growth of all or part of the business of the Company or a Subsidiary.

(b) Substitute Awards. The Committee, in its discretion, may also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Company or one of its Subsidiaries. Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the requirements of the Code.

7. Stock Options

Subject to Section 6(a) hereof, the Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person. To the extent that any Stock Option intended by the Committee to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option. Each Option so granted shall be subject to the following conditions or to such other conditions as may be reflected in the applicable Award Agreement.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

(b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable by the Participant either by payment to the Company in cash, by wire transfer, by certified or bank check or by personal check (in each case made payable to the order of the Company) or, at the discretion of the Committee, through a combination of any one or more of the following methods:

(i) delivery of shares of Stock then held by the Participant having an aggregate Fair Market Value equal to the Option Price, provided that such Stock has been held by the Participant for at least six (6) months and is delivered to the Company free and clear of any liens and encumbrances thereto;

(ii) an election by the Participant to make a “cashless exercise” through a registered broker-dealer to sell all or a portion of the shares of Stock acquired upon exercise of the Option and to deliver promptly to the Company the amount of sale proceeds sufficient to pay the aggregate Option Price (and any applicable tax withholding amount), provided that any such cashless exercise shall be made only pursuant to such procedures which are, from time to time, deemed acceptable by the Committee; or

(iii) delivery of shares of Stock otherwise receivable upon the exercise of the Option having an aggregate Fair Market Value equal to the Option Price (and any applicable tax withholding amount); provided, however, that in the event the Committee shall determine in any given instance that the exercise of such Option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner.

Notwithstanding anything in this Plan to the contrary, an Option may be exercised in accordance with the arrangements and procedures described in this Section 7(b) only to the extent such arrangements or procedures comply with Section 13(k) of the Exchange Act and any other applicable laws, rules and regulations.

(c) Option Vesting Periods; Duration and Expiration. Options awarded under the Plan shall vest and become exercisable in such manner and on such date or dates determined by the Committee. Except as may otherwise by established by the Committee on the Date of Grant, each Option awarded under the Plan shall be exercisable with respect to not more than twenty-five percent (25%) of the shares of Stock subject thereto after the expiration of one (1) year following the Date of Grant, and shall be exercisable as to an additional twenty-five percent (25%) of the shares of Stock subject thereto after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such Option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the Date of Grant; provided, however, that each award of an Incentive Stock Option shall also comply with the requirements of the Code and Section 7(g) hereof. Options awarded under the Plan shall expire after such period, not to exceed ten (10) years with respect to Incentive Stock Options, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Option Award Agreement, an Incentive Stock Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Participant shall undergo a Normal Termination, the Incentive Stock Option shall expire on the earlier of the last day of the Option Period or the date that is ninety (90) days after the date of such Normal Termination. In such event, the Incentive Stock Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination;

(ii) If the Participant dies prior to the end of the Option Period and while still in the employ of the Company or such Participant becomes Disabled, the Incentive Stock Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or Disability of the Participant. In the event of death or Disability, the Incentive Stock

Option shall remain exercisable by the Participant or the Holder or Holders to whom the Participant’s rights under the Incentive Stock Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Incentive Stock Option was exercisable by the Participant at the time of death or Disability.

In granting any Nonqualified Stock Option, the Committee may specify that such Nonqualified Stock Option shall be subject to the restrictions set forth in Section 7(c)(i) or (ii) herein with respect to Incentive Stock Options, or such other termination and cancellation provisions as the Committee may determine.

(d) Other Terms and Conditions. In addition, each Option granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Award Agreement, which shall be subject to the following terms and conditions:

(i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise in the manner described in Section 7(b) hereof. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or when the Option expires.

(iii) Subject to Section 11(l) hereof, Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by the Holder.

(iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Award Agreement.

(v) Each Award Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Award Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of; (A) two years after the Date of Grant of the Incentive Stock Option, or (B) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

(e) Deferred Delivery of Option Shares. The Committee may, in its discretion permit the Holder of an Option to elect to defer the issuance of Stock upon the exercise of one or more Nonqualified Stock Options granted pursuant to the Plan. The terms and conditions of such deferral shall be determined at the time of the grant of the Option or thereafter and shall be set forth in the Award Agreement evidencing the Option.

(f) Buyout and Settlement Provisions. The Committee may, in its sole discretion, offer to repurchase an Option previously granted, only in extraordinary circumstances, and not in the ordinary course of business, based upon such terms and conditions as the Committee shall establish and communicate to the Holder of the Option at the time that such offer is made.

(g) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five (5) years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(h) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(i) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option issued pursuant to this Section 7 granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Subject to Section 5(e) hereof, such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

(j) Conversion of Incentive Stock Options into Nonqualified Stock Options; Termination of Incentive Stock Options. The Committee, at the written request of any Holder, may in its discretion, take such actions as may be necessary to convert such Holder’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Holder is an employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the Option Period of such Incentive Stock Options. At the time of such conversion, the Committee (with the consent of the Holder) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Holder the right to have such Holder’s Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Holder, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

8. Performance Share or Cash Units

(a) Award Grants. The Committee is authorized to establish performance programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units or Performance Cash Units to Eligible Persons in accordance with such performance programs. The Committee shall determine the number of Performance Share Units or Performance Cash Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. Before or within 90 days after the beginning of each Award Period to which the Performance Goals relate and on or before twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed, the Committee shall establish written Performance Goals based upon financial objectives for the Company or a Subsidiary for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goals. Performance Goals may include absolute or relative growth in earnings per share, rate of return on stockholders’ equity, earnings per share, total stockholder return relative to peers, water quality, customer satisfaction, customer growth or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants.

(b) Determination of Award. At the completion of an Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock or amount of cash earned with respect to each Participant’s Performance Share Unit or Performance Cash Unit, as applicable, by multiplying the number of Performance Share Units and Performance Cash Units, as applicable, granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

(c) Payment of Performance Share or Cash Unit Awards. Performance Share Unit or Performance Cash Unit Awards shall be payable in that number of shares of Stock or that amount of cash determined in accordance with Section 8(b); provided, however, that, at its discretion, the Committee may make payment to any Participant of Performance Share Units in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the business day prior to payment. Payments of Performance Share Unit or Performance Cash Unit Awards shall be made as soon as practicable after the completion of an Award Period; provided, however, that if a Participant makes the election described below, Performance Share Units or Performance Cash

Units (with any Performance Cash Units being converted into equivalent Performance Share Units) shall instead be credited to the Participant’s Performance Share Account. Such credit of Performance Share Units to a Participant’s Performance Share Account shall be made as of the same date as payment of the Award would have been made to the Participant had no prior election been made.

(i) Elections.

Any election to have an Award or a portion of an Award credited to a Performance Share Account shall be made on a written form provided by the Company for such purpose and shall only be effective with respect to Awards that may be made on and after the January 1 following the Company’s receipt of such form, provided that such form is received by the December 24 prior to the applicable January 1. Any such election shall be made only in increments of ten percent (10%) of the Award (rounded to the nearest whole share) and shall be effective only for Awards made during the year in which the election becomes effective.

(ii) Performance Share Account.

The Company shall maintain on its books and records a Performance Share Account to record its liability for future payments to the Participant or his beneficiary pursuant to the Plan. However, a Performance Share Account under the Plan shall constitute an unfunded arrangement; the Company shall not be required to segregate or earmark any of its assets for the benefit of the Participant or his beneficiary, and the amount reflected in a Performance Share Account shall be available for the Company’s general corporate purposes and shall be available to the Company’s general creditors. The amount reflected in a Performance Share Account shall not be subject in any manner to anticipation, alienation, transfer or assignment by the Participant or his or her beneficiary, and any attempt to anticipate, alienate, transfer or assign the same shall be void. Neither the Participant nor his or her beneficiary may assert any right or claim against any specific assets of the Company in respect of a Performance Share Account, and the Participant and his or her beneficiary shall have only a contractual right against the Company for the amount reflected in a Performance Share Account.

Notwithstanding the foregoing, in order to pay amounts which may become due under the Plan in respect of a Participant’s Performance Share Account, the Company may establish a grantor trust (hereinafter the “Trust”) within the meaning of Section 671 of the Code. Some or all of the assets of the Trust may be dedicated to providing benefits to the Participants pursuant to the Plan, but, nevertheless, all assets of the Trust shall at all times remain subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency.

(iii) Dividend Equivalents.

On every date on which a dividend or other distribution is paid with respect to Common Stock, commencing with the first such payment date after the date on which a Performance Share Unit is credited to a Participant’s Performance Share Account and continuing until such Performance Share Unit is either forfeited or paid out, there shall be credited to the Participant’s Performance Share Account a Dividend Equivalent in respect of such Performance Share Unit. A Dividend Equivalent shall mean, with respect to a whole Performance Share Unit credited to a Participant’s Performance Share Account, a measure of value equal to the fractional share of Common Stock that could be purchased with the amount that would have been paid to the Participant as a dividend or other distribution if the Participant had owned a whole share of Common Stock in lieu of said whole Performance Share Unit, the date of such deemed purchase being the dividend payment date. Dividend Equivalents are expressed in the form of Performance Share Units.

(iv) Participant Not a Stockholder.

The Participant shall have no stockholder’s rights with respect to any shares of Common Stock in respect of which Performance Share Units are credited to his or her Performance Share Account.

(v) Payments in Respect of Performance Shares.

1. Termination of Employment: In the event of a Participant’s Normal Termination and without a payment date having been specified as provided below, such Participant shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units then credited to the Participant’s Performance Share Account, including related Dividend Equivalents, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Participant’s termination of employment.

2. Election of Participant: Upon prior written election by a Participant, the Participant shall be entitled to receive payment in respect of Performance Share Units, and any Dividend Equivalents earned on such Award, to the extent then vested, on the date or dates specified in such written election. Such election must either be made as part of the election to have such Performance Share Units credited to a Performance Share Account as provided above, or at any time at least one year prior to the date on which such payment would otherwise be made. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units, including related Dividend Equivalents, then credited to the Participant’s Performance Share Account with respect to such Award, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment. Nothing herein shall preclude separate elections with respect to separate Awards.

3. Disability or Death While Employed by the Company: Notwithstanding an election made pursuant to the preceding section, in the event of a Participant’s termination of employment for reasons of Disability or death, Participant or his or her beneficiary, as the case may be, shall be entitled to receive payment in respect of the entire amount then credited to his or her Performance Share Account. Such payment shall be made in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units then credited to the Participant’s Performance Share Account, with any fractional Performance Share Unit being paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant or his or her beneficiary within sixty (60) days after the Company has been notified in writing of the Disability or death of the Participant and has been provided with any additional information, forms or other documents it may reasonably request.

4. Hardship Payment: Notwithstanding an election made pursuant to the Plan or the Participant’s continued employment with the Company, if the Committee, upon written petition of the Participant, determines, in the Committee’s sole discretion, that the Participant has suffered an unforeseeable financial emergency (as hereinafter defined), the Participant shall be entitled to receive, as soon as practicable following such determination, payment sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Share Units then credited to the Participant’s Performance Share Account. Such payment shall be made, at the election of the Participant, either (i) in the form of the number of whole shares of Common Stock, the proceeds from the sale of which would be sufficient to meet the cash needs arising from the unforeseeable financial emergency, not in excess of the number of whole Performance Shares Units then credited to the Participant’s Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses (i) and (ii) of this sentence. In the event of a hardship payment in respect of the Participant’s entire Performance Share Account, any fractional Performance Share Unit shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. For purposes of the foregoing, an “unforeseeable financial emergency” shall mean an unexpected need for cash arising from a sudden and unexpected illness or accident of a Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as of a result of events beyond the control of the Participant. Payment will not be made to the extent that the unforeseeable financial emergency may be satisfied through cessation of deferrals of income, insurance or other reimbursement, or a liquidation of other assets to the extent such liquidation would not itself cause severe financial hardship. Cash needs arising from foreseeable events such as generally the purchase of a house or educational expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Said shares of Common Stock and any cash amount shall be transferred to the Participant as soon as practicable after the Committee determines that the Participant has suffered an unforeseeable financial emergency. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment.

5. Early Withdrawal: Notwithstanding an election made pursuant to the Plan or the Participant’s continued employment with the Company, the Participant, upon written petition to the Committee at any time, shall be entitled to receive payment in respect of all or any portion of the amount then credited to his or her Performance Share Account, subject to a forfeiture penalty of ten percent (10%) of the amount of the payment requested by the Participant. Such payment shall be made, at the election of the Participant, either (i) in the form of the number of shares of Common Stock equal to the number of whole Performance Share Units requested by the Participant in the written petition and then credited to the Participant’s Performance Share Account; (ii) in cash equal to the value on the business day preceding the date of payment of the number of whole shares of Common Stock available for payment under clause (i) of this sentence; or (iii) in any combination of the methods of payment provided for in clauses (i) and (ii) of this sentence. In the event of an early withdrawal in respect of the Participant’s entire Performance Share Account, any fractional Performance Share Unit shall be paid in cash determined on the basis of the value of a corresponding fractional share of Common Stock on the business day preceding the date of payment. Said shares of Common Stock and any cash amount shall be transferred to the Participant within sixty (60) days after the Company has received the Participant’s written petition. The Participant’s Performance Share Account thereafter shall be reduced to reflect the foregoing payment and the ten percent (10%) forfeiture penalty.

(d) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned; (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or rules or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; or (iv) any other factors which the Committee deems appropriate; provided, however, that no such change may increase the amount of an Award that would otherwise be payable to any Covered Employee.

9. Restricted Stock Awards

(a) Award of Restricted Stock.

(i) The Committee shall have the authority (1) to grant Restricted Stock Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock (including the Restricted Period and the satisfaction of Performance Goals, if applicable), which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant.

(ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the

Holder additionally shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee, and (2) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock Award Agreement and, if applicable, an escrow agreement and stock powers, within ten (10) days after receipt thereof from the Company, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b) and any other conditions contained in the Award Agreement, the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, and to receive dividends paid thereon.

(iii) Upon the Award of Restricted Stock, the Committee shall cause a Stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the Stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any Stock certificate held by it registered in the name of the Holder.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the Stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; and (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the Stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

(ii) If the Committee intends to make a Participant’s receipt of an Award of Restricted Stock under this Section 9 subject to the accomplishment of Performance Goals (which may be adjusted as provided in Section 8(d) hereof), then before or within 90 days after the beginning of each Restricted Period to which the Performance Goals relate and on or before twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goals are established) has elapsed, the Committee shall establish written Performance Goals based upon financial objectives for the Company or a Subsidiary for such Restricted Period and a schedule relating the accomplishment of the Performance Goals to the Award to be earned by the Participant, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goals.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in the written Award Agreement.

(d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award Agreement, in the event a Participant terminates employment with the Company during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company. In the event of such a forfeiture, the amount of an Award that would otherwise be payable shall be reduced, but not below zero, by the amount of any dividends previously paid to the Holder with respect to the forfeited Restricted Stock and the Holder shall repay to the Company the amount of any dividends that would have reduced the amount of the Award to less than zero.

(e) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 9(b) hereof and the Award Agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his or her beneficiary, without charge, the Stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or Stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

(f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of                     , between Connecticut Water Service, Inc. and                     . A copy of such Agreement is on file at the offices of the Company.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(g) Deferral. Upon election by a Participant, a whole share of Restricted Stock that would otherwise have been granted to the Participant shall instead be made in the form of Performance Share Units, and such Performance Share Units shall be credited to the Participant’s Performance Share Account, subject to the provisions of Section 8 hereof. Such credit of Performance Share Units shall be made as of the same date as Restricted Stock would have been awarded to the Participant had no prior election been made. Any such election shall be made by December 24 prior to the year in which the Award for which the election is made will be made, and shall otherwise comply with the requirements for elections in Section 8(c) hereof. If an event occurs which would have caused forfeiture of the Restricted Stock for which an election pursuant to this paragraph is made, then the equivalent Performance Share Units, along with any related Dividend Equivalents, shall be forfeited.

10. Non-Competition Provisions

In addition to such other conditions as may be established by the Committee, in consideration of the granting of Awards under the terms of the Plan, the Committee, in its discretion, may include non-competition provisions in the applicable Award Agreement.

11. General

(a) Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Award Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within ten (10) business days after the Award Agreement has been delivered to the Holder for his or her execution.

(b) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement.

(c) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(d) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to: (1) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act and the Exchange Act, and (2) the rules and regulations of the Nasdaq Stock Market, Inc. or any securities exchange on which the Company’s Common Stock may be listed. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, such Shares may be deemed “restricted securities” as defined in Rule 144 under the Securities Act. The Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(e) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from any payment of any kind otherwise due to a Participant, cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payment and, in the case of Awards paid in Stock, the Holder may be required to pay to the Company prior to delivery of such Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Stock. The Company shall accept shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Holder of the Award elects to make payment in such manner.

(f) Claim to Awards and Employment or Service Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Subsidiary.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Payments to Persons Other than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(i) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Governing Law. Except as to matters of federal law, the Plan and the rights of all Holders claiming hereunder, shall be governed by and construed in accordance with the internal laws of the State of Connecticut without regard to the principles of conflicts of law thereof. All outstanding Awards granted under the Predecessor Plan shall continue to be governed and interpreted solely under the terms of the Predecessor Plan and shall not be subject to the terms hereof.

(k) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow in an Award Agreement for transfer of Awards other than Incentive Stock Options to other persons or entities as otherwise provided by applicable law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(n) Relationship to Other Benefits; Other Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other employee benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except as otherwise specifically provided in any other employee benefit plan.

(o) Expenses. The expenses of administering the Plan shall be borne by the Company.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Change-in-Control.

(i) Accelerated Vesting and Exercisability. Except as otherwise provided by the Committee in an Award Agreement, if a “Change-in-Control”, as defined below, occurs, then:

(A) the vesting periods of any and all Incentive Stock Options and Non-Qualified Stock Options granted and outstanding under the Plan shall immediately be accelerated; and

(B) the restrictions and/or conditions applicable to any and all other Awards granted and outstanding under the Plan (including any Restricted Stock, Performance Share Unit or Performance Cash Unit Awards) shall immediately lapse and be of no further force and effect; such that (except as otherwise provided in Section 11(q)(iii) hereof) the respective Holders thereof shall have the immediate, fully vested, right to purchase, receive and/or own without risk of forfeiture any and all cash and/or Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular Award Agreement, provided however, that, if the “Change-in-Control” occurs with respect to a Subsidiary, only Awards and Options granted to employees of such Subsidiary shall be subject to the accelerated vesting provisions of this Section 11(q)(i).

(ii) Change in Control Defined. A “Change in Control” shall be deemed to have occurred if after the date an Award is granted (A) a public announcement shall be made or a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person (as defined below), other than Company or a Subsidiary or any employee benefit plan sponsored by Company or a Subsidiary, is the beneficial owner (as the term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of twenty (20%) percent or more of the total voting power represented by Company’s or a Subsidiary’s then outstanding voting common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire voting common stock); or (B) any Person, other than Company or a Subsidiary or any employee benefit plan sponsored by Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting common stock of Company or a Subsidiary (or securities convertible into such voting common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the beneficial owner directly or indirectly, of twenty (20%) percent or more of the total voting power represented by Company’s or a Subsidiary’s then outstanding voting common stock (all as calculated under clause (A)); or (C) the stockholders of Company or a Subsidiary shall approve (X) any consolidation or merger of Company or a Subsidiary in which Company or a Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger of Company or a Subsidiary in which holders of the outstanding capital stock of Company or a Subsidiary immediately prior to the consolidation or merger have the same proportionate ownership of the outstanding capital stock of the surviving corporation immediately after the consolidation or merger as immediately before), or pursuant to which the outstanding capital stock of Company or a Subsidiary would be converted into cash, securities or other property, or (Y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Company or a Subsidiary; or (D) there shall have been a change in the composition of the Board of Directors of Company or a Subsidiary at any time during any consecutive twenty-four (24) month period such that “continuing directors” cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election of each new Director was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who were Directors at the beginning of such period; or (E) the Board of Directors of Company or a Subsidiary, by a vote of a majority of all the Directors adopts a resolution to the effect that a “Change-in-Control” has occurred for purposes of this Agreement. For purposes of this Section 11(q), the term “Person” shall mean any individual, corporation, partnership, company or other entity, and shall include a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(iii) Notwithstanding the provisions of Section 11(q)(i) above, in the event that: (A) a Change in Control occurs; or (B) the Company enters into a written agreement to engage in one or more events or transactions that would constitute a Change in Control, then the Committee may, in its sole discretion and upon at least ten (10) calendar days advance notice to the affected persons, cancel each outstanding Award that is subject to the accelerated vesting provisions of Section 11(q)(i) hereof and pay to the Holder thereof, in cash, an amount equal to the value of such Award (which value, in the case of each Performance Share Unit or Performance Cash Unit Award, shall be deemed equal to 100% of the initial target value of such Award as previously determined by the Committee) based upon the price per share of Stock received or to be received by other stockholders of the Company or a Subsidiary in the event. The terms of this Section 11(q)(iii) may be varied by the Committee in any particular Award Agreement.

(r) Conflicts. If any of the terms or provisions of the Plan or an Award Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Award Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Award Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Award Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

(s) Prohibition Against Loans. Anything in the Plan to the contrary notwithstanding, neither the Company nor any Subsidiary shall make a loan to any officer, director, employee or consultant of the Company or any Subsidiary for the purpose of obtaining the benefits of any Award under the Plan.

(t) Right of Offset. To the extent permitted by law, the Company or any Subsidiary shall have the right to deduct from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary, under the Plan or any Award Agreement entered into hereunder, any amounts due and owing to the Company or any Subsidiary, as the case may be, from the Holder.

(u) Section 162(m) Exemption. When granting any Performance Cash Unit, Performance Share Unit, Restricted Stock, or other Award (other than Options which meet the definition of a Qualified Performance-Based Award), the Committee may designate as a Qualified Performance-Based Award any such Award that the Committee determines in good faith meets the requirements of a Qualified Performance Based Award, based upon the Committee’s determination that the recipient is or may be a Covered Employee with respect to such Award and that the Committee wishes such Award to qualify for the Section 162(m) Exemption. The payment of compensation pursuant to Awards designated as Qualified Performance-Based Awards (other than Options) to a Covered Employee for any calendar year shall not exceed $250,000. The maximum number of shares of Stock underlying Options that may be awarded to a Covered Employee for any calendar year shall not exceed 25,000 shares and their exercise price shall be the Fair Market Value of the Stock on the Date of Grant.

12. Changes in Capital Structure

Awards granted under the Plan and any Award Agreements shall be subject to equitable adjustments, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards; (a) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award, (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or (c) upon the occurrence of any other event which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such corporate or other event, the aggregate number of shares of Stock available under the Plan and the maximum number of shares of Stock with respect to which any one person may be granted in connection with Awards shall be appropriately adjusted by the Committee, whose determination shall be conclusive. The terms of this Section 12 may be varied by the Committee in any particular Award Agreement.

13. Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other additional incentive arrangements (subject to stockholder approval if such approval is required) as it may deem desirable, including, without limitation, the awarding of Stock, Options, other Awards or cash otherwise than under the Plan, and such arrangements may be either applicable generally or applicable only in specific cases.

14. Amendment and Termination

The Board may at any time terminate the Plan. Subject to Section 5(e) hereof, with the express written consent of an individual Participant, the Committee may cancel, reduce or otherwise alter outstanding Awards. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided that any such amendment shall be contingent on obtaining the approval of the stockholders of the Company if the Committee determines that such approval is necessary to comply with any requirement of law, including the requirements for qualification of Incentive Stock Options or rule of any stock exchange or automated quotation system on which the Company’s equity securities are traded or quoted; and provided further that the Committee shall not take any of the following actions without the prior approval of the Company’s stockholders at a meeting duly held in accordance with the applicable laws of the state of Connecticut: (a) amending the Plan to repeal the prohibition against repricing set forth in Section 5(e) hereof; (b) expanding the definition of “Eligible Person” under the Plan; (c) increasing the aggregate number of shares of Stock reserved and available for issuance under the Plan set forth in Section 5(a) hereof (except as otherwise provided in Section 12 hereof); (d) increasing the individual share limitation set forth in Section 5 hereof; (e) decreasing the exercise price of Options to be awarded under the Plan to any amount lower than 100% of the Stock’s Fair Market Value on the date of the Award; (f) extending the maximum Option duration under the Plan; or (g) extending the duration of the Plan beyond that specified in Section 3 hereof.

*        *        *

As adopted by the Board of Directors of Connecticut Water Service, Inc. on January 7, 2004.